Preliminary results of a first-in-human, dose-escalation study of a cell-based vaccine in HLA A*02+ patients with recurrent, locally advanced, or metastatic HPV16+ solid tumors SQZ-PBMC-HPV-101: Jong Chul Park, Joaquina Baranda, Monica Mita, Wade T Iams, Michael S Gordon, Matthew Taylor, Neesha Dhani, Scott Loughhead, Rui Ru Ji, Ricardo F Zwirtes, Martin Kornacker, Oliver Rosen, Howard Bernstein, and Antonio Jimeno Massachusetts General Hospital, Boston, MA; University of Kansas Cancer Center, Fairway, KS; Cedars-Sinai Medical Center, Los Angeles, CA; Division of Hematology/Oncology, Department of Medicine, Vanderbilt University, Nashville, TN; Pinnacle Oncology Hematology, Arizona Center for Cancer Care, HonorHealth Research Institute Clinical Trials Program, Virginia G. Piper Cancer Center, Scottsdale, AZ; Providence Cancer Institute, Portland, OR; University Health Network Princess Margaret Cancer Centre, Toronto, Canada; SQZ Biotechnologies, Watertown, MA; Hoffmann-La Roche, Basel, Switzerland; University of Colorado Comprehensive Cancer Center, Aurora, CO ESMO-IO December 9th, 2021

Declaration of Interest Consulting and Advisory Role: ALB, Merck, I-Mab, Mito Research funding: ALX (Inst), Inhibrx (Inst), Merck (Inst), Monopteros (Inst), Novartis (Inst), Oncorus (Inst), SQZ (Inst) Jong Chul Park

SQZ-PBMC-HPV-101: Underlying Technology and Mechanism

Typical Cancer Vaccine Mechanism: Cross-Presentation



MHC-I = CD8
MHC-II = CD4 + antibodies
Endocytosis

- Primarily generates MHC-II presentation for CD4 and antibody responses
- Suited for prophylactic vaccines

Prioritizes creation of:


CD4 helper cells


Antibodies

Prior cancer vaccines relied on cross-presentation, resulting in ineffective MHC-I presentation to CD8 T cells, limiting T cell activation and efficacy.

The Cell Squeeze® Technology



1. Cells and target cargo together in suspension
2. Cells are squeezed through SQZ chip at high speeds
3. Cell membranes are temporarily disrupted
4. Target cargo enters the cytosol of the cells
5. Membranes reseal

SQZ™ APC Mechanism: Direct Presentation



Squeezed Antigen
MHC-I = CD8 T Cell Activation

- Primarily generates MHC-I presentation to CD8 T cells
- CD8 T cell responses in the tumor are highly correlated with patient outcomes

Prioritizes creation of:


CD8 Killer T cells

SQZ™ vs. Cross Presentation Data



SQZ
Cross-Presentation
1000x
% T Cell Activation
100
80
60
40
20
0
10^0
10^1
10^2
10^3
10^4
Antigen Concentration

Hlavaty KA et al. AACR 2019 Abstract #3187.

The Cell Squeeze® technology has demonstrated robust abilities to deliver antigens directly to the cytosol, thereby circumventing the cross-presentation process most vaccines rely on and enabling efficient MHC-I presentation and antigen-specific CD8 T cell activation.

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Study Design and Cell Therapy Production

Inclusion Criteria

- Recurrent or metastatic
- HPV-driven cancer
- HPV-16+
- HLA-A *02+
- Platinum experienced
- CPI offered

Monotherapy Escalation

- SQZ-PBMC-HPV $0.5e^6$/kg Q3W (n = 3)
- SQZ-PBMC-HPV $2.5e^6$/kg Q3W (n = 5)
- SQZ-PBMC-HPV $2.5e^6$/kg Q3W Double Prime (n = 4)
- SQZ-PBMC-HPV $5.0e^6$/kg Q3W Double Prime (n = 6)

Combination De-escalation

- SQZ-PBMC-HPV RP2D + Atezolizumab 1200mg Q3W
- SQZ-PBMC-HPV RP2D + Ipilimumab 3mg/kg Q3W x 4
- SQZ-PBMC-HPV RP2D + Nivolumab 360mg Q3W
- SQZ-PBMC-HPV RP2D + Nivo 360mg Q3W + Ipi 1mg/kg Q6W

Treatment until PD, unacceptable toxicity or 2 years

Cell Therapy Production


SQZ BIOTECH

Patient Leukapheresis	SQZ Process <24-hours	QC and Batch Release	Administration to Patient
Day 1	Day 2	Day 2-8	~1 week

The median time for manufacturing was 17 hours and allowed for a vein-to-vein time of about a week.
Among all lots produced, the median viability was 91%.

In the highest dose cohort, a median of 5 doses were available for each patient.

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SQZ-PBMC-HPV Evaluated in Advanced Patient Population

Patient Characteristics

- Heavily pretreated patient population with advanced disease at study entry.
- All but one patient (in the 2nd cohort) were treated with anti-PD-(L)1 checkpoint inhibitor, and the majority of them were considered refractory to a PD-1 inhibition.

Characteristic	0.5 M cells/kg SP (n=3)	2.5 M cells/kg SP (n=5)	2.5 M cells/kg DP (n=4)	5.0 M cells/kg DP (n=6)	Total (n=18)
Median Age, years (min, max)	65 (60, 68)	65 (54, 68)	49 (47, 66)	57.5 (52, 78)	60 (47, 78)
Female, n (%)	3 (100)	3 (60)	3 (75)	0	9 (50)
Caucasian Race, n (%)	3 (100)	5 (100)	3 (75)	5 (83)	16 (89)
Baseline ECOG PS of 1, n (%)	2 (67)	3 (60)	4 (100)	3 (50)	12 (67)
Phase 1 RMH Score High, n (%)	0	3 (60)	4 (100)	1 (33)	8 (44)
Site of primary tumor, n (%)					
Anus	2 (66)	3 (60)	2 (50)	0	7 (39)
Cervix	1 (33)	0	1 (25)	0	2 (11)
Head & Neck	0	2 (40)	1 (25)	6 (100)	9 (50)
Metastatic Disease, n (%)	3 (100)	5 (100)	4 (100)	6 (100)	18 (100)
Median Number of Prior Lines, n (min, max)	4 (2, 5)	3 (1, 7)	4 (3, 4)	3.5 (2, 6)	4 (1,7)
Prior Systemic Therapy, n (%)					
Chemotherapy	3 (100)	5 (100)	4 (100)	6 (100)	18 (100)
Checkpoint Inhibitor	3 (100)	4 (80)	4 (100)	6 (100)	17 (94)
Refractory to ICI (PD as BOR)	2/3	3/4	3/4	4/6	12/17

M=millions, SP=single-prime, DP=double-prime, ECOG PS=Eastern Cooperative Oncology Group Performance Status, ICI=immune checkpoint inhibitors, PD=Progressive Disease, BOR=Best Overall Response, RMH=Royal Marsden Hospital

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SQZ-PBMC-HPV Was Considered Safe and Well-Tolerated Event, n (%) 0.5 M cells/kg SP (n=3) 2.5 M cells/kg SP (n=5) 2.5 M cells/kg DP (n=4) 5.0 M cells/kg DP (n=6) Total (n=18) Related AEs in >1 Patient 3 (100) 4 (80) 2 (50) 5 (83) 14 (78) Fatigue 0 1 (20) 0 4 (67) 5 (28) Flushing 1 (33) 0 0 2 (33) 3 (17) Hypotension 2 (67) 1 (20) 0 0 3 (17) Infusion Related Reaction (IRR) 1 (33) 0 1 (25) 0 2 (11) Nausea 0 0 0 2 (33) 2 (11) Pruritus 0 1 (20) 0 1 (20) 2 (11) Related Grade ≥3 AEs 0 1 (20%)1 0 0 1 (6%) Related Serious AEs 1 (33%)2 0 0 0 1 (6%) AEs of Special Interest3 1 0 1 0 2 (11%) Dose-Limiting Toxicity 0 0 0 0 0 Related AEs leading to d/c 0 0 0 0 0 Fatal Related AEs 0 0 0 0 0 1Grade 3 anemia. 2Grade 2 cytokine release syndrome (CRS). 3AEs of medical concern related to SQZ-PBMC-HPV mechanism of action (CRS, IRR). M=millions, SP=single-prime, DP=double-prime, AE=adverse events Adverse Events Safety profile of SQZ-PBMC-HPV was consistent across all dose levels. Most related AEs were of low grade. One case of grade 2 cytokine release syndrome in a 1st cohort patient, which resolved in <24h, considered a related serious AE. Only grade ≥3 related adverse event was a case of grade 3 anemia in a 2nd cohort patient. No patients met the DLT criteria.

Potential Proof-of-Concept for SQZ-PBMC-HPV in anti-PD-1 Refractory Patient

Highest dose cohort changes in CD8 TILs
(n = 5 patients)



4000
3500
3000
2500
2000
1500
1000
500
0
Cells/mm2
Patient 17
Pre
Post

Day-28 on treatment biopsy demonstrated an 8-fold increase in tumor infiltrating CD8 cells.

Highest dose cohort tumor measurements
(n = 5 patients)



100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
% Change from Baseline
Treatment Start
Patient 17
59%
50%
40%
27%
-46%
-49%
Study Day
0
20
40
60
80
100

Radiographic response, including confirmed CR on target lesion (mediastinal lymph node (RECIST 1.1)) with a new dermal lesion at the last tumor assessment.

Case Study: Patient 17

- 52-year-old man with squamous cell carcinoma of the oropharynx. Large primary lesion with significant symptoms burden.
- Initial diagnosis 3.7 years ago, with 6 prior lines of systemic therapy including carbo/5FU/pembro and anti-TGF β/pembro (BOR=PD) 9 months before SQZ-PBMC-HPV dosing.
- Received all 7 doses of SQZ-PBMC-HPV, with excellent tolerability (G1 flushing, G1 fatigue).
- Marked symptomatic improvement (dysphagia and neck swelling) and improvement of the lesion on physical examination.

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SQZ-PBMC-HPV Turns TME into Inflamed Phenotype in Responding Patient

Case Study: Patient 17

- Massive influx of CD8 cells into the tumor changed immunophenotype from desert to inflamed.
- Increase in HLA-I expression likely due to CD8 driven IFN-γ secretion.
- Significant reduction in frequency of E6 expressing cells as measured by RNA-ISH. E7 expressing cells follow the same pattern (not shown).
- Increase in PD-L1 expression suggests potential synergy with a combinatory approach.



CD8 Increase
Cells/mm²
424
3444
Screening
Day 28
HLA-I Increase
H-Score (0-300)
130
245
Screening
Day 28
E6 Reduction
% of HPV16+ Cells
93%
23%
Screening
Day 28
PD-L1 Increase
% of PD-L1+ Tumor Cells
2%
100%
Screening
Day 28
Screening
Day 28
CD8
PanCK
HLA-I
HPV16 E6 transcript
PD-L1

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Conclusions and Future Development for SQZ-PBMC-HPV Future Development SQZ-PBMC-HPV at 5.0M cells/kg dose was endorsed by study DSMB to move into PD-(L)1 & CTLA-4 combination cohorts. The highest dose cohort is still enrolling to further characterize efficacy of SQZ-PBMC-HPV as monotherapy. Conclusion Safety: SQZ-PBMC-HPV was considered safe and well-tolerated at all dose levels. Safety profile consisted of mostly low grade (grades 1 and 2) non-specific AEs, only one related serious adverse event, and no dose-limiting toxicities observed. Manufacturability: All batches produced under cGMP yielding multiple cryopreserved doses in <24hrs with ~1wk vein-to-vein. Product characterization confirmed antigen presentation and high viability in all patient batches. Clinical Activity: Radiographic and pathological correlation in patients deriving clinical benefit. Patient 17's clinical response consistent with expected SQZ APC mechanism: increased CD8 tumor infiltration, reduction of E6 and E7 expressing cells suggests antigen-specific killing, increased PD-L1 expression consistent with tumor inflammation.

We thank the patients and their families! Additional information may be found at: